 Exhibit 16

James E. Scheifley & Associates, P.C.
Certified Public Accountants
22 Brushwood
PO Box 2158
Dillon, Colorado 80435

Phone (970) 513-9308 FAX (419) 821-5638 E-Mail jes@vail.net

March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Youticket.com, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated March 28, 2002 and

(2) We agree with the response.

Sincerely,

/s/ James E. Scheifley & Associates, P.C.
James E. Scheifley & Associates, P.C.